Exhibit 2.1

31 May 2023

Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) (Buyer)

Suite 400, 425 Houston St, Ft Worth, Texas, 76102

Attention: Michael McMullen (Director)

Email: mick.mcmullen@metalsacqcorp.com

Metals Acquisition Corp (Buyer Guarantor)

Suite 400, 425 Houston St, Ft Worth, Texas, 76102

Attention: Michael McMullen (Director)

Email: mick.mcmullen@metalsacqcorp.com

Metals Acquisition Limited (Re-Domiciled Buyer Guarantor)

3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey

Attention: Michael McMullen (Director)

Email: mick.mcmullen@metalsacqcorp.com

Glencore Operations Australia Pty Limited (ACN 128 115 140) (Seller)

Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000

Attention: Company Secretary

Email: Company.secretary@glencore.com.au

Dear Sirs

CMPL Share Sale Agreement – Side Letter re Extension of Sunset Date

1	Introduction

We refer to the document entitled ‘CMPL Share Sale Agreement’ dated 17 March 2022 as amended from time to time (SSA) between the Buyer, the Buyer Guarantor, Re-Domiciled Buyer Guarantor and the Seller.

Capitalised terms in this letter which are not otherwise defined are to have the meaning given to them in the SSA.

2	Sunset Date

Each party acknowledges and agrees that the reference to “1 June 2023” in the definition of “Sunset Date” in clause 1.1 (“Definitions”) of the SSA is deleted and replaced with “14 June 2023”.

3	General

a)	This letter is governed by the law in force in New South Wales, Australia. The parties submit to the non-exclusive jurisdiction of the courts of that place.

b)	This letter may be signed in counterparts and all such counterparts will, when taken together, constitute one and the same instrument.

4	Acceptance

By countersigning a copy of this letter, each of the Buyer, the Buyer Guarantor, the Re-Domiciled Buyer Guarantor and the Seller acknowledge and agree to the terms of this letter.

EXECUTED as a deed.

DATED: 31 May 2023

EXECUTED by Glencore Operations Australia Pty LIMITED (ACN 128 115 140) in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	)
)
)
)
)
)
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/s/ Nicholas Talintyre	)
Signature of director	)	/s/ Jay Jools

	)	Signature of director/*
	)	*delete whichever is not applicable
Nicholas Talintyre	)
Name of director (block letters))		Jay Jools

	)	Name of director/*
	)	(block letters)
	)	*delete whichever is not applicable

EXECUTED by Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	)
)
)
)

)
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/s/ Michael James McMullen	)
Signature of director	)	/s/ Marthinus Jacobus Crouse

	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
)
Michael James McMullen	)
Name of director (block letters))
	)	Marthinus Jacobus Crouse

	)	Name of director/company secretary* (block letters)
	)	*delete whichever is not applicable

SIGNED, SEALED AND DELIVERED by Metals Acquisition Corp in the presence of:	)
	)	Seal
)
)
/s/ Bryony McMullen	)	/s/ Michael James McMullen

Signature of witness	)	Signature of authorised signatory
)
)
Bryony McMullen	)	Michael James McMullen

Name of witness (Block Letters)		Name of authorised signatory (Block Letters)

SIGNED, SEALED AND DELIVERED by Metals Acquisition Limited in the presence of:	)
	)	Seal
)
)
/s/ Bryony McMullen	)	/s/ Michael James McMullen

Signature of witness	)	Signature of authorised signatory
)
)
Bryony McMullen	)	Michael James McMullen

Name of witness (Block Letters)		Name of authorised signatory (Block Letters)